CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated December 11, 1998 included in Williams Controls, Inc.'s Form 10-K for the year ended September 30, 1998, and to all references to our Firm included in this registration statement.



                                                       /s/   Arthur Andersen LLP


November 8, 1999
Portland, Oregon